Exhibit 99.4

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Open Counter Enterprises, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Open Counter Enterprises, Inc. (the “Company”), as of December 31, 2018, and the related statements of operations, changes in stockholders’ deficit and cash flows for year ended December 31, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and the results of its operations and its cash flows for the year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company's auditor since 2018.

Whippany, New Jersey

March 18, 2019

Open Counter Enterprises, Inc.

BALANCE SHEET

December 31, 2018
ASSETS
Current assets:
Cash	$103,429
Accounts receivable	182,280
Total current assets	285,709

Property and equipment, net	29,493
Security deposit	350
Total assets	$315,552

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$113,834
Accrued interest	55,865
Accrued payroll	24,574
Contract liabilities	1,012,220
Short-term notes payable	450,000
Line of credit	50,519
Total current liabilities	1,707,012

Long-term liabilities:
Notes payable	433,098
Total liabilities	2,140,110

Commitments and contingencies (Note 6)

Stockholders’ deficit
Common stock, $0.0001 par value, 78,000,000 shares authorized, 65,483,100 shares issued and outstanding as of December 31, 2018	6,548
Additional paid-in capital	121,764
Accumulated deficit	(1,952,870)
Total stockholders’ deficit	(1,824,558)
Total liabilities and stockholders’ deficit	$315,552

The accompanying notes are an integral part of these financial statements.

F-1

Open Counter Enterprises, Inc.

STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2018	2017
		(Unaudited)
Revenues
Subscription services	$1,419,842	$1,071,209
Professional services	287,400	462,665
Total revenues	1,707,242	1,533,874
Cost of revenues
Cost of subscription services	216,053	176,515
Cost of professional services	282,429	257,370
Total costs of services	498,482	433,885
Gross profit	1,208,760	1,099,989

Operating expenses
Sales and marketing	10,253	46,552
General and administrative	1,563,170	1,670,850
Total operating expenses	1,573,423	1,717,402
Loss from operations	(364,663)	(617,413)

Other income (expense):
Interest income	1	36
Interest expense	(118,887)	(64,766)
Other income	10,000	-
Loss on sale of asset	(807)	-
Total other income (expense)	(109,693)	(64,730)
Net loss	$(474,356)	$(682,143)
Basic and diluted net loss per share	$(0.01)	$(0.01)
Weighted average shares outstanding, basic and diluted	65,483,100	65,289,387

The accompanying notes are an integral part of these financial statements.

F-2

Open Counter Enterprises, Inc.

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2016 (Unaudited)	65,280,000	$6,528	$73,069	$(796,371)	$(716,774)
Exercise of options	203,100	20	7,895	-	7,915
Stock-based compensation	-		35,494		35,494
Net loss	-	-	-	(682,143)	(682,143)
Balance at December 31, 2017 (Unaudited)	65,483,100	$6,548	$116,458	$(1,478,514)	$(1,355,508)
Stock-based compensation	-	-	5,306	-	5,306
Net loss	-	-	-	(474,356)	(474,356)
Balance at December 31, 2018	65,483,100	$6,548	$121,764	$(1,952,870)	$(1,824,558)

The accompanying notes are an integral part of these financial statements.

F-3

Open Counter Enterprises, Inc.

STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2018	2017
		(Unaudited)
Cash flows from operating activities
Net loss	$(474,356)	$(682,143)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,014	6,678
Loss on sale of asset	807	-
Stock-based compensation expense	5,306	43,389
Changes in operating assets and liabilities:
Accounts receivable	(59,000)	26,030
Other current assets	-	1,242
Accounts payable	35,258	7,667
Accrued interest	32,109	(10)
Accrued payroll	(3,039)	13,593
Contract liabilities	372,608	131,654
Net cash used in operating activities	(83,293)	(451,900)

Cash flows from investing activities
Purchases of property and equipment	-	(7,010)
Proceeds from disposition of property and equipment	1,200	-
Payment of security deposit	-	(350)
Net cash provided by (used in) investing activities	1,200	(7,360)

Cash flows from financing activities
Borrowings on notes payable	-	256,414
Payments on notes payable	(55,747)	(65,543)
Net borrowing on line of credit	50,384	135
Proceeds received from exercise of options	-	20
Net cash (used in) provided by financing activities	(5,363)	191,026

Net decrease in cash	(87,456)	(268,234)

Cash at beginning of year	190,885	459,119
Cash at end of year	$103,429	$190,885

Cash paid for interest	$105,969	$62,915
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-4

OPEN COUNTER ENTERPRISES, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1— Organization and Business Operations

Open Counter Enterprises, Inc. (the "Company"), a Delaware corporation headquartered in San Francisco, California, is a developer and provider of software tools for cities to streamline service delivery for businesses, residents, and other public entities. The Company provides its customers with software through a hosted platform and also provides professional services related to software implementation.

Note 2— Basis of Presentation and Liquidity

The accompanying financial statements are presented in U.S. dollars and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

The accompanying unaudited statements of operations and cash flows for the year ended December 31, 2017 reflect all adjustments consisting of normal recurring adjustments which, in the opinion of management, are necessary for a fair statement of the Company’s results of its operations and cash flows, for the period presented.

Liquidity

The accompanying financial statements are prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had a net loss of approximately $474,000 and $682,000 for the years ended December 31, 2018 and 2017, respectively, and had net cash used in operating activities of approximately $83,000 and $452,000 for the years ended December 31, 2018 and 2017, respectively. These matters, amongst others, raise doubt about the Company’s ability to continue as a going concern.

As of December 31, 2018, the Company had cash of approximately $103,000 and a working capital deficit of approximately $1.4 million. As such, management anticipates that the Company will have to raise additional funds and/or generate revenue within twelve months to continue operations. Additional funding will be needed to implement the Company’s business plan. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of the Company’s business plan and results from its business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to the Company. If the Company is unable to raise sufficient funds, management will be forced to scale back the Company’s operations or cease operations.

On September 12, 2018, the Company, along with 5 other technology companies serving the public sector market, entered into a definitive agreement with GTY Technology Holdings Inc. (“GTY”), a publicly traded special purpose acquisition company.  On February 15, 2019, GTY approved the business combination between the Company and GTY and consummated the definitive agreement on February 19, 2019.  Under the Company’s agreement with GTY, the Company received aggregate consideration of approximately $9.4 million in cash and 1,580,990 shares of GTY common stock valued at $10.00 per share.  See Note 12.

Management has determined that the action taken above mitigates the substantial doubt raised by the Company’s historical operating results and satisfies the Company’s funding needs twelve months from the issuance of the Company’s financial statements.

Note 3 – Summary of Significant Accounting Policies

Use of estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Significant items subject to such estimates include revenue recognition, stock-based compensation, and the valuation allowance of deferred tax assets resulting from net operating losses. In accordance with GAAP, management bases its estimates on historical experience and on various other assumptions that management believes are reasonable under the circumstances. Management regularly evaluates its estimates and assumptions using historical experience and other factors; however, actual results could differ significantly from those estimates.

F-5

OPEN COUNTER ENTERPRISES, INC.

NOTES TO FINANCIAL STATEMENTS

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. The Company's cash are placed with high credit quality financial institutions and issuers, and at times may exceed federally-insured limits. The Company has not experienced any loss relating to cash in these accounts.

The Company provides credit, in the normal course of business, to its customers. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral.

Accounts Receivable

Accounts receivable primarily consists of amounts due from our customers, which are located throughout the United States. Accounts receivable are recorded at the invoiced amount, do not require collateral, and do not bear interest. The Company estimates its allowance for doubtful accounts by evaluating specific accounts where information indicates the Company’s customers may have an inability to meet financial obligations, such as bankruptcy and significantly aged receivables outstanding. The Company had no allowance for doubtful accounts as of December 31, 2018. Five customers accounted for approximately 24.7%, 24.4%, 20.6%, 12.3% and 12.3% of accounts receivable, as of December 31, 2018.

Two customers comprise 35.5% and 24.3% of professional services revenue for the year ended December 31, 2018. One customer comprises 45.0% of professional services revenue for the year ended December 31, 2017.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the related assets. Maintenance and repairs that do not extend the life of or improve an asset are expensed in the period incurred.

The estimated useful lives of property and equipment are as follows:

Computer equipment	5 years
Furniture and fixtures	7 years
Website domain	15 years

Impairment of long-lived assets

Long-lived assets, which comprise capital assets, are tested for recoverability whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. An impairment loss is recognized when the asset’s carrying value exceeds the total undiscounted cash flows expected from its use and eventual disposition. The amount of the impairment loss is determined as the excess of the carrying value of the asset over its fair value.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants at the measurement date. The fair value hierarchy prioritizes the inputs to valuation techniques used in measuring fair value. There are three levels to the fair value hierarchy based on the reliability of inputs, as follows:

F-6

OPEN COUNTER ENTERPRISES, INC.

NOTES TO FINANCIAL STATEMENTS

Level 1 – Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 – Unobservable inputs in which little or no market data exists, therefore requiring the Company to develop its own assumptions.

The Company evaluates assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level at which to classify them for each reporting period. This determination requires significant judgments to be made by the Company. The Company did not have any financial assets or liabilities that are measured on a recurring basis as of December 31, 2018.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurement and Disclosures, requires all entities to disclose the fair value of financial instruments, both assets and liabilities for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.  As of December 31, 2018, the recorded values of cash, accounts receivable, accounts payable, accrued expenses, line of credit and short-term notes payable approximate their fair values due to the short-term nature of the instruments.

The required principal and interest payments of the notes payable to Lighter Capital, Inc. are variable, based upon the Company’s net cash receipts, as defined. The amount to be repaid further varies based upon the value of net cash receipts in any loan year. Other than in a default scenario, there is no stated interest rate. The interest component of the promissory note is the difference between the defined Return Cap and the stated principal, so the effective rate will vary every period depending on the amounts repaid. Although the obligation is considered a financial instrument, the Company is unable to reasonably determine its fair value as the remaining monthly payments due under the obligation are based upon the Company’s cash receipts from all revenue, at varying percentages of revenue depending on the amount of revenue for the period, not to exceed the defined Return Cap.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in the Statement of Operations. If the conversion feature does not require recognition of a bifurcated derivative, the convertible debt instrument is evaluated for consideration of any beneficial conversion feature (“BCF”) requiring separate recognition. When the Company records a BCF, the intrinsic value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid-in capital) and amortized to interest expense over the life of the debt.

Revenue Recognition

The Company adopted the Financial Accounting Standards Board (“FASB”) new revenue standard, Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”), on January 1, 2017 using the full retrospective approach. The adoption of this standard did not have a material impact on prior revenue recognition or on opening equity, as the timing and measurement of revenue recognition for the Company is materially the same under ASC 606 as it was under the prior relevant guidance.

With the adoption of Topic 606, revenue is recognized upon transfer of control of promised products and services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. If the consideration promised in a contract includes a variable amount, the Company includes an estimate of the amount it expects to receive for the total transaction price if it is probable that a significant reversal of cumulative revenue recognized will not occur.

F-7

OPEN COUNTER ENTERPRISES, INC.

NOTES TO FINANCIAL STATEMENTS

The Company determines the amount of revenue to be recognized through application of the following steps:

• Identification of the contract, or contracts with a customer;

• Identification of the performance obligations in the contract;

• Determination of the transaction price;

• Allocation of the transaction price to the performance obligations in the contract; and

• Recognition of revenue when or as the Company satisfies the performance obligations.

The Company provides subscription services by allowing customers to use the Company’s software without taking possession of the software. Revenue is recognized ratably over the contract term as the customer simultaneously receives and consumes the benefits of the subscription service as the service is made available by the Company. The Company provides professional services, including data collection, migration, and configuration in which the Company enhances an asset that the customer controls as the asset is created or enhanced. The Company recognizes revenue over time using an output method based on milestones reached.

For contracts where the period between when the Company transfers a promised service to the customer and when the customer pays is one year or less, the Company has elected the practical expedient to not adjust the promised amount of consideration for the effects of a significant financing component.

The Company has made a policy election to exclude from the measurement of the transaction price all taxes assessed by a government authority that are both imposed on and concurrent with a specific revenue producing transaction and collected by the Company from a customer. Such taxes may include but are not limited to sales, use, value added and certain excise taxes.

Contract Liabilities

Contract liabilities primarily consist of amounts that have been billed to or received from customers in advance of revenue recognition and prepayments received from customers in advance for implementation, maintenance and other services, as well as initial subscription fees. The Company recognizes contract liabilities as revenues when the services are performed and the corresponding revenue recognition criteria are met. Customer prepayments are generally applied against invoices issued to customers when services are performed and billed. Contract liabilities that are expected to be recognized as revenues during the succeeding twelve-month period are recorded in current liabilities as contract liabilities, current portion, and the remaining portion is recorded in long-term liabilities as contract liabilities, net of current portion.

Cost of Revenues

Cost of revenues primarily consists of costs related to software hosting costs, salaries and benefits of client services personnel, third-party service costs, and licensing costs incurred pertaining to the Company’s services to customers.

Sales and Marketing

Sales and marketing expenses consist primarily of compensation and employee benefits, marketing events, advertising costs, travel, and trade shows and conferences.  Advertising costs are expensed as incurred and totaled approximately $10,000 and $47,000 for the years ended December 31, 2018 and 2017, respectively.

General and Administrative

General and administrative expenses consist primarily of personnel costs associated with the Company’s executive, finance, legal, human resources, compliance, and other administrative personnel, as well as accounting and legal professional services fees.

Stock-Based Compensation

Stock options and restricted stock awarded to employees, directors and consultants are measured at fair value on the grant date. The Company recognizes compensation expense ratably over the requisite service period of the option or restricted stock. As of January 1, 2017, the Company no longer uses a forfeiture rate to recognize compensation expense as a result of the adoption of ASU No. 2016-09, "Improvements to Employee Share-Based Payment Accounting."

F-8

OPEN COUNTER ENTERPRISES, INC.

NOTES TO FINANCIAL STATEMENTS

The Company values stock options using the Black-Scholes option-pricing model, which requires the input of subjective assumptions, including the risk-free interest rate, expected life, expected stock price volatility and dividend yield. The risk-free interest rate assumption is based upon observed interest rates for constant maturity U.S. Treasury securities consistent with the expected term of the Company's employee stock options. The expected life represents the period of time the stock options are expected to be outstanding and is based on the simplified method. Under the simplified method, the expected life of an option is presumed to be the mid-point between the vesting date and end of the contractual term. The Company used the simplified method due to the lack of sufficient historical exercise data to provide a reasonable basis upon which to otherwise estimate the expected life of the stock options. Expected volatility is based on historical volatilities for publicly traded stock of comparable companies over the estimated expected life of the stock options. The Company assumed no dividend yield because it does not expect to pay dividends in the near future, which is consistent with the Company's history of not paying dividends.

The Company values restricted stock at the closing market price on the date of grant, and recognizes compensation expense ratably over the requisite service period of the restricted stock.

Income Taxes

Deferred income taxes are provided for the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and operating loss carryforwards and credits using enacted tax rates expected to be in effect in the years in which the differences are expected to reverse. The Company assesses the likelihood that deferred tax assets will be realized and recognizes a valuation allowance if it is more likely than not that some portion of the deferred tax assets will not be realized. This assessment requires judgment as to the likelihood and amounts of future taxable income by tax jurisdiction. To date, the Company has provided a full valuation allowance against its deferred tax assets as it believes the objective and verifiable evidence of its historical pretax net losses outweighs any positive evidence of its forecasted future results. Although the Company believes that its tax estimates are reasonable, the ultimate tax determination involves significant judgment that is subject to audit by tax authorities in the ordinary course of business. The Company will continue to monitor the positive and negative evidence, and it will adjust the valuation allowance as sufficient objective positive evidence becomes available. No tax related impact was recorded in the financial statements as a result of the adoption of ASU No. 2016-09.

The Company evaluates its uncertain tax positions based on a determination of whether and how much of a tax benefit taken by the Company in its tax filings or positions is more likely than not to be realized. Potential interest and penalties associated with any uncertain tax positions are recorded as a component of income tax expense. Through December 31, 2018, the Company has not identified any material uncertain tax positions for which liabilities would be required to be recorded.

Basic and Diluted Net Loss per Common Share

Basic and diluted loss per share is calculated by divided net loss by the weighted average number of shares of common stock outstanding. For the years ended December 31, 2018 and 2017, the following potentially dilutive shares have been excluded from the calculation of diluted net loss per share attributable to common stockholders because they are anti-dilutive:

	For the year ended December 31,
	2018	2017
Options	1,868,595	2,093,449

F-9

OPEN COUNTER ENTERPRISES, INC.

NOTES TO FINANCIAL STATEMENTS

Recently issued accounting standards

In June 2016, the FASB issued guidance which requires that financial assets measured at amortized cost be presented at the net amount expected to be collected. This guidance amends the accounting for credit losses for available-for-sale securities and purchased financial assets with credit deterioration. This guidance is effective for annual periods beginning after December 15, 2019, and interim periods within those annual periods. Early adoption is permitted for any interim or annual period after December 15, 2018. The Company has not determined the impact of this guidance on its financial statements.

In March 2017, the FASB issued guidance which shortens the amortization period for certain purchased callable debt securities held at a premium. Under this new guidance, an entity would shorten the amortization period of the premium to the earliest call date. The guidance is effective for annual periods beginning after December 15, 2018, and interim periods within those annual periods. Early adoption is permitted, including adoption in an interim period. The Company has not determined the impact of this guidance on its financial statements.

In February 2018, the FASB issued an Accounting Standard Update (“ASU”) that provides companies with an option to reclassify stranded tax effects resulting from enactment of the Tax Cuts and Jobs Act (the “Tax Act”) from accumulated other comprehensive income to retained earnings. The guidance will be effective for the Company beginning in the first quarter of 2019 with early adoption permitted, and would be applied either in the period of adoption or retrospectively to each period in which the effect of the change in the tax rate as a result of the Tax Act is recognized. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

Recently adopted accounting standards

In May 2014, the Financial Accounting Standards Board or FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. In addition, the standard requires disclosure of the nature, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted ASC 606 effective January 1, 2017 using the full retrospective method to restate each prior reporting period presented. The adoption of ASC 606 did not have a material impact on the Company’s recognition of subscription, support and professional services for access to the Company’s SaaS platform, or on opening equity, as the timing and measurement of revenue recognition is materially the same for the Company as under prior guidance. The Company has presented additional quantitative and qualitative disclosures regarding identified revenue streams and performance obligations (see Note 9). The Company has also identified and implemented changes to its business processes and internal controls relating to implementation of the new standard.

The adoption of ASC 606 has materially changed the Company’s accounting for incremental costs of obtaining a customer contract.  Under ASC 606, commissions are recognized over the estimated period of benefit from the customer contract rather than over the shorter non-cancellable contract term.

In May 2017, the FASB issued guidance to clarify which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. Under this guidance, an entity should account for the effects of a modification unless all of the following conditions are met: 1) The fair value of the modified award is the same as the fair value of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before after the modification; 2) The vesting conditions of the modified award are the same as the vesting conditions of the original award immediate before the original award is modified; and 3) The classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. The Company adopted this standard effective January 1, 2017, and will apply this guidance to modifications of stock-based compensation arrangements, if any, after this date. The adoption of this standard did not have a material impact on the Company’s financial statements.

In June 2018, the FASB issued guidance which expands the scope of Accounting Standard Codification Topic 718, Compensation—Stock Compensation, to include share-based payments granted to non-employees in exchange for goods or services. Upon adoption, the fair value of awards granted to non-employees will be determined as of the grant date, which will be recognized over the service period. Previous guidance required the awards to be remeasured at fair value periodically when determining the related expense. ASU 2018-07 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. Upon adoption, the entity is required to measure the non-employee awards at fair value as of the adoption date. The Company adopted this guidance effect January 1, 2017 using the full retrospective method to restate each prior reporting period presented.

F-10

OPEN COUNTER ENTERPRISES, INC.

NOTES TO FINANCIAL STATEMENTS

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820), – Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement,” which makes a number of changes meant to add, modify or remove certain disclosure requirements associated with the movement amongst or hierarchy associated with Level 1, Level 2 and Level 3 fair value measurements. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted upon issuance of the update. The Company adopted ASC 2018-13 effective January 1, 2017.  Adoption did not have a material impact on the Company’s financial statements.

Note 4 – Property and Equipment

Property and equipment, net consists of the following:

December 31, 2018
Computer equipment	$21,951
Furniture and fixtures	9,084
Website domain	20,263
51,298
Less: accumulated depreciation and amortization	(21,805)
$29,493

Depreciation and amortization are included in general and administrative expenses in the accompanying Statements of Operations.  For the years ended December 31, 2018 and 2017, depreciation and amortization were approximately $7,000 and $6,700, respectively.

Note 5 – Debt

Knight Foundation

In 2014, the Company issued two notes payable to John S. and James L. Knight Foundation, Inc. (“Knight Foundation”) for a principal amount of $225,000 each, for an aggregate amount of $450,000. The notes accrue interest at 1.65% per annum. Outstanding principal and accrued and unpaid interest is due and payable upon the earlier of a change of control, an event of default or January 28, 2019.

The outstanding principal and accrued and unpaid interest automatically converts into a number of preferred shares issued in a Qualified Equity Raise at 200%, 175%, 150%, 125%, or 100% of the per security cash purchase price paid by the unaffiliated third-party purchasers based on raise occurring on the first, second, third, fourth, or fifth anniversary of the initial closing of the notes. A Qualified Equity Raise is defined as sales of the Company’s preferred equity securities to one or more unaffiliated third-party purchasers, in which the aggregate gross proceeds to the Company equal or exceed $900,000, excluding any conversion of outstanding indebtedness on or at any time during the ninety (90) day period following the earlier of (i) the maturity date and (ii) occurrence of an event of default, Knight Foundation may convert the then outstanding principal and all accrued but unpaid interest, into shares of the Company’s common stock at a price per share equal to the price obtained by dividing $1,800,000 by the Company’s outstanding capitalization.

The Company recognized interest expense of approximately $7,000 for the years ended December 31, 2018, and 2017, associated with the notes payable to Knight Foundation.

F-11

OPEN COUNTER ENTERPRISES, INC.

NOTES TO FINANCIAL STATEMENTS

Lighter Capital

On December 20, 2016, the Company issued a promissory note to Lighter Capital, Inc. (“Lighter Capital”) for a principal amount of $300,000. On December 19, 2017, the Company amended the promissory note to borrow an additional amount of $256,415, increasing the then-current outstanding principal balance of the note from $233,586 to $490,000. The promissory note is due the earlier of the date Lighter Capital receives from the Company the Return Cap, determined as 1.7 times the aggregate principal amount (i.e., $833,000), or December 19, 2022.

The required principal and interest payments are variable, based upon the Company’s net cash receipts, as defined.  The amount to be repaid further varies based upon the value of net cash receipts in any loan year.  Other than in a default scenario, there is no stated interest rate.  The interest component of the promissory note is the difference between the Return Cap and the stated principal. As such, the effective rate will vary every period depending on the amounts repaid.

The Company recognized interest expense of approximately $112,000 and $58,000 for the years ended December 31, 2018 and 2017, respectively, associated with the notes payable to Lighter Capital.

Line of Credit

The Company entered into a $75,000 line of credit with a bank in December 2014. Any amounts outstanding accrue interest at 12% per annum, calculated based upon the average daily balance outstanding.  The Company’s co-founders personally guaranteed the Company’s obligations under the line of credit.  As of December 31, 2018, $51,000 is outstanding under the line of credit. Interest expense incurred on the line of credit was $1,985 and $188 for the years ended December 31, 2018 and 2017, respectively.

Note 6 – Commitments and Contingencies

Legal Proceedings

From time to time, the Company may become involved in legal proceedings arising in the ordinary course of its business. The Company is not presently a party to any legal proceedings that, if determined adversely to the Company, would have a material adverse effect on the Company.

Indemnification

In the ordinary course of business, the Company may provide indemnification of varying scope and terms to customers, vendors, investors, directors and officers with respect to certain matters, including, but not limited to, losses arising out of our breach of such agreements, services to be provided by the Company, or from intellectual property infringement claims made by third parties. These indemnification provisions may survive termination of the underlying agreement and the maximum potential amount of future payments the Company could be required to make under these indemnification provisions may not be subject to maximum loss clauses. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is indeterminable. The Company has never paid a material claim, nor have it been sued in connection with these indemnification arrangements. As of December 31, 2018, the Company has not accrued a liability for these indemnification arrangements because the likelihood of incurring a payment obligation, if any, in connection with these indemnification arrangements is not probable or reasonably estimable.

Note 7 – Stockholders’ Deficit

Common Stock

The Company has authorized 78,000,000 shares of common stock, $0.0001 par value per share, for issuance.

There are no activities for the year ended December 31, 2018.

Note 8 – Stock-Based Compensation

During 2016, the Company established a 2016 Stock Option and Grant Plan (the “Plan”). The total number of shares authorized through this plan is 7,253,333. The Board of Directors, at their discretion, can grant incentive and nonqualified incentive stock options to employees, directors or contractors for the purchase of common stock. Vested and non-vested options may be exercised at any time before the expiration of ten years from the date of the grant.

F-12

OPEN COUNTER ENTERPRISES, INC.

NOTES TO FINANCIAL STATEMENTS

A summary of the Company’s stock option activity is as follows for stock options:

	Options	Weighted Average Exercise Price	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Life (in years)
Outstanding at December 31, 2017	2,093,449	$0.05	$75,348	8.6
Granted	-	-	-	-
Expired/ Forfeited	(224,854)	0.08	-	-
Outstanding at December 31, 2018	1,868,595	0.04	75,348	7.5
Exercisable at December 31, 2018	370,167	$0.05	$12,857	6.8

The Black-Scholes option pricing model is used to estimate the fair value of stock options granted under the Company’s share-based compensation plans. The weighted average assumptions used in calculating the fair values of stock options that were granted for the year ended December 31, 2017, were as follows:

For the year ended December 31,
2017
Expected dividend yield	0.00%
Expected stock-price volatility	79.35% - 85.95%
Risk-free interest rate	1.81% - 2.30%
Expected term	4.7 - 7.0
Stock price	$0.08

There were no stock options granted for the year ended December 31, 2018.

The Company recognized stock-based compensation expense within general and administrative expense in the accompanying Statements of Operations of approximately $5,000 and $35,000 for the years ended December 31, 2018 and 2017, respectively. As of December 31, 2018, there was approximately $3,000 of total unrecognized compensation cost related to unvested stock-based compensation arrangements, which is expected to be recognized over a weighted average period of 0.7 year.

Note 9 – Contract Liabilities

Subscription service revenue of approximately $805,000 and $629,000 was recognized for the years ended December 31, 2018 and 2017, respectively, that was included in the contract liabilities balances at the beginning of the respective periods. Professional services revenue recognized in the same periods from contract liabilities balances was approximately $0 and $24,000 for the years ended December 31, 2018 and 2017, respectively.

As of December 31, 2018, approximately $1.0 million of revenue is expected to be recognized from remaining performance obligations for non-cancellable subscription and professional services contracts. The Company expects to recognize revenue on all of the remaining performance obligations over the next 12 months.

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OPEN COUNTER ENTERPRISES, INC.

NOTES TO FINANCIAL STATEMENTS

Note 10 - Income Taxes

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”), which makes broad and complex changes to the U.S. tax code. Certain of these changes may be applicable to the Company, including but not limited to, reducing the U.S. federal corporate tax rate from 35 percent to 21 percent, creating a new limitation on deductible interest expense, eliminating the corporate alternative minimum tax (“AMT”), modifying the rules related to uses and limitations of net operating loss carryforwards generated in tax years ending after December 31, 2017, and changing the rules pertaining to the taxation of profits earned abroad. Changes in tax rates and tax laws are accounted for in the period of enactment. The Tax Act reduces the corporate tax rate to 21 percent, effective January 1, 2018. Consequently, the Company has recorded a decrease related to deferred tax assets, exclusive of the corresponding change in the valuation allowance, for the year ended December 31, 2017. Due to the full valuation allowance on the deferred tax assets, there is no net adjustment to deferred tax expense or benefit due to the reduction of the corporate tax rate.

As of December 31, 2018, the Company has net operating loss carryforwards of approximately $1.8 million available to reduce future taxable income, if any, for Federal and state income tax purposes. Approximately $1.5 million of Federal net operating losses can be carried forward to future tax years and expire in 2038. The Federal net operating loss generated for the year ended December 31, 2018 of approximately $0.3 million can be carried forward indefinitely. However, the deduction for net operating losses incurred in tax years beginning after January 1, 2018 is limited to 80% of annual taxable income.

Under the Internal Revenue Code (“IRC”) Section 382, annual use of the Company’s net operating loss carryforwards to offset taxable income may be limited based on cumulative changes in ownership. The Company has not completed an analysis to determine whether any such limitations have been triggered as of December 31, 2018. The Company has no income tax affect due to the recognition of a full valuation allowance on the expected tax benefits of future loss carry forwards based on uncertainty surrounding realization of such assets.

The Company’s provision for income taxes differs from the result obtained when applying the statutory rate of 21% to pre-tax book loss due to nondeductible expenses, the impact of the federal statutory tax rate change disclosed above, offset by a decrease in our valuation allowance.

The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

As of December 31,
2018
Deferred tax assets:
Net operating loss carryforwards	$498,942
Charitable contribution carryover	280
Stock-based compensation	12,624
Total deferred income tax assets	$511,846

Deferred tax liabilities:
Fixed assets	(3,226)

Net deferred tax assets	508,620
Valuation allowance	(508,620)
Deferred tax assets, net of allowance	$-

F-14

OPEN COUNTER ENTERPRISES, INC.

NOTES TO FINANCIAL STATEMENTS

A reconciliation of the statutory income tax rates and the Company’s effective tax rate is as follows:

For the year ended December 31,
2018
Statutory Federal income tax rate	(21.0)%
State taxes, net of Federal tax benefit	(7.0)%
Legal fees relating to GTY acquisition	12.6%
Stock-based compensation	0.2%
Other items	0.1%
Change in valuation allowance	15.1%
Income taxes provision (benefit)	-%

The Company's major tax jurisdictions are the United States and California. All of the Company's tax years will remain open for examination by the Federal and state tax authorities from the date of utilization of the net operating loss. The Company does not have any tax audits pending.

Note 11 - Subsequent Events

On January 28, 2019, the Company paid off notes payable to Knight Foundation (see Note 5).

In February 2019, the Company paid off a promissory note to Lighter Capital (see Note 5).

On February 19, 2019, GTY consummated its previously announced Business Combination, pursuant to which GTY acquired the Company, along with five other technology companies. Upon the closing on February 19, 2019, the Company survived the merger as a direct, wholly-owned subsidiary of GTY. Under the Company’s agreement with GTY, the Company received aggregate consideration of approximately $9.4 million in cash and 1,580,990 shares of GTY common stock valued at $10.00 per share.

At the closing date GTY acquired all of the Company’s issued and outstanding stock for combined consideration of cash and shares in GTY.

The Company has evaluated the impact of all subsequent events through March 18, 2019, the date the financial statements were available to be issued, for events requiring adjustments to or disclosure in the financial statements. The Company believes that no other subsequent events have occurred through this date, which would require recognition or disclosure.

F-15